Exhibit 99.1

KINDER MORGAN AGREES TO SELL U.S. PORTION OF COCHIN PIPELINE AND ITS 70 PERCENT INTEREST IN KML TO

PEMBINA PIPELINE CORPORATION

KMI to receive US$1.546 billion and approximately 25 million shares in Pembina for a combined value of approximately US$2.5 billion

HOUSTON, August 21, 2019 - Kinder Morgan, Inc. (NYSE: KMI) today announced that it has agreed to sell the U.S. portion of the Cochin Pipeline to Pembina Pipeline Corporation (TSX: PPL; NYSE: PBA) (Pembina) for $1.546 billion, approximately 13 times 2019 expected EBITDA. Also, Kinder Morgan Canada Limited (TSX: KML) announced that it reached an agreement with Pembina under which Pembina has agreed to acquire all the outstanding common equity of KML (which includes KMI’s 70 percent stake), subject to the terms of the arrangement agreement between KML and Pembina. The closing of the two transactions are cross-conditioned upon each other. The parties expect to close the transactions late in the fourth quarter of 2019 or in the first quarter of 2020, subject to customary closing conditions, including KML shareholder and applicable regulatory approvals. KMI expects to use the proceeds to reduce debt to maintain its Net Debt-to-Adjusted EBITDA ratio of approximately 4.5 times and use the remaining proceeds to invest in attractive projects and/or to opportunistically repurchase KMI shares. Initially, proceeds will be used to reduce Net Debt. With the cash proceeds from the sale of Cochin alone, and assuming the transaction were to close at the end of 2019, KMI would expect to end 2019 with a Net Debt-to-Adjusted EBITDA ratio of approximately 4.4 times, improved from the approximately 4.6 times year-end projection announced in the second quarter 2019 earnings release.

KMI will receive .3068 shares of Pembina for each KMI held share in KML. This exchange ratio results in KMI receiving approximately 25 million shares of Pembina stock for KMI’s 70 percent interest in KML, which equates to slightly less than 5 percent of Pembina’s common equity. KMI views Pembina as a leading infrastructure services provider to the North American energy industry. Pembina has an integrated asset base serving multiple energy commodities. While KMI expects to ultimately convert these shares into cash, the company plans to do so in an opportunistic and non-disruptive manner. Conversion of these shares to cash at yesterday’s closing price for Pembina of C$49.27 would yield pre-tax proceeds of approximately US$935 million. Based on that closing price, the total consideration to be received by KML common shareholders is valued at C$15.12 per KML share, which represents a 38 percent premium to yesterday’s KML closing price.

“This is an attractive transaction for KMI and KML stockholders,” said Chief Executive Officer Steve Kean. “It enables KMI to reduce leverage and gives us the flexibility to create additional value for shareholders through share buybacks, project investments, or both.”

The U.S. portion of the Cochin Pipeline is regulated by the Federal Energy Regulatory Commission and extends from the Kinder Morgan station near Riga, Michigan to the International Boundary near Maxbass, North Dakota.

Bracewell LLP is acting as legal advisor to KMI with respect to the transactions.

Kinder Morgan, Inc. (NYSE: KMI) is one of the largest energy infrastructure companies in North America. Our mission is to provide energy transportation and storage services in a safe, efficient and environmentally responsible manner for the benefit of people, communities and businesses. Our vision is delivering energy to improve lives and create a better world. We own an interest in or operate approximately 84,000 miles of pipelines and 157 terminals. Our pipelines transport natural gas, refined petroleum products, crude oil, condensate, CO2 and other products, and our terminals transload and store liquid commodities including petroleum products, ethanol and chemicals, and bulk products, including petroleum coke, metals and ores. For more information, please visit www.kindermorgan.com.

Non-GAAP Financial Measures

The non-generally accepted accounting principles (non-GAAP) financial measures of net income before interest expense, taxes, DD&A and Certain Items (Adjusted EBITDA), and Net Debt are presented herein.

Our non-GAAP measures described above should not be considered alternatives to GAAP net income or other GAAP measures and have important limitations as analytical tools. Our computations of these non-GAAP measures may differ from similarly titled measures used by others. You should not consider these non-GAAP measures in isolation or as substitutes for an analysis of our results as reported under GAAP. Management compensates for the limitations of these non-GAAP performance measures by reviewing our comparable GAAP measures, understanding the differences between the measures and taking this information into account in its analysis and its decision-making processes.

KMI does not provide budgeted net income available to common stockholders (the GAAP financial measure most directly comparable to Adjusted EBITDA) due to the impracticality of predicting certain amounts required by GAAP, such as unrealized gains and losses on derivatives marked to market, and potential changes in estimates for certain contingent liabilities.

Certain Items as used to calculate our non-GAAP measures, are items that are required by GAAP to be reflected in net income, but typically either (1) do not have a cash impact (for example, asset impairments), or (2) by their nature are separately identifiable from our normal business operations and in our view are likely to occur only sporadically (for example, certain legal settlements, enactment of new tax legislation and casualty losses).

Adjusted EBITDA is calculated by adjusting net income before interest expense, taxes, and DD&A (EBITDA) for Certain Items, net income attributable to noncontrolling interests further adjusted for KML noncontrolling interests, and KMI’s share of certain equity investees’ DD&A (net of consolidating joint venture partners’ share of DD&A) and book taxes, which are specifically identified in the footnotes to the accompanying tables. Adjusted EBITDA is used by management and external users, in conjunction with our net debt, to evaluate certain leverage metrics. Therefore, we believe Adjusted EBITDA is useful to investors. We believe the GAAP measure most directly comparable to Adjusted EBITDA is net income.

Net Debt, as used in this news release, is a non-GAAP financial measure that management believes is useful to investors and other users of our financial information in evaluating our leverage. Net Debt is calculated by subtracting from debt (i) cash and cash equivalents, (ii) the preferred interest in the general partner of Kinder Morgan Energy Partners L.P., (iii) debt fair value adjustments, (iv) the foreign exchange impact on Euro-denominated bonds for which we have entered into currency swaps and (v) 50 percent of the outstanding KML preferred equity. We believe the most comparable measure to Net Debt is debt net of cash and cash equivalents.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transaction between KML and Pembina anticipates that the offer and sale of Pembina shares will be exempt from registration under the Securities Act, pursuant to Section 3(a)(10) of the Securities Act. Consequently, such shares will not be registered under the Securities Act or any state securities laws.

In connection with the proposed transaction, KML will file a proxy statement, as well as other materials. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by KML with the SEC at http://www.sec.gov, the SEC’s website, or from KML’s website (www.kindermorgancanadalimited.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Solicitation

KML, KMI and Pembina and their respective directors and certain of their executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from KML’s shareholders with respect to the proposed transaction. Information regarding KML’s officers and directors is included in KML’s definitive proxy statement for its 2019 annual meeting filed with SEC on April 18, 2019. Information regarding KMI’s officers and directors is included in KMI’s definitive proxy statement for its 2019 annual meeting filed with SEC on March 29, 2019. Information regarding Pembina’s officers and directors is included in the Management Information Circular for its 2019 annual meeting of common shareholders filed with SEC as Exhibit 99.1 to Form 6-K on March 29, 2019. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Important Information Relating to Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934. Generally the words “expects,” “believes,” anticipates,” “plans,” “will,” “shall,” “estimates,” and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements in this news release include express or implied statements concerning the proposed transactions, including the parties’ ability to satisfy conditions to closing and the anticipated timing and benefits, including the potential impact on KMI’s Net Debt-to-Adjusted EBITDA. Forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them. Although KMI believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance as to when or if any such forward-looking statements will materialize nor their ultimate impact on our operations or financial condition.

Important factors that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements include, without limitation: the ability of the parties to receive, in a timely manner, the necessary regulatory, court, security holder, stock exchange and other third-party approvals; and the ability of the parties to satisfy, in a timely manner, the other conditions to closing of the transactions, as well as the other risks and uncertainties described in KMI’s reports filed with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year-ended December 31, 2018 (under the headings “Risk Factors” and “Information Regarding Forward-Looking Statements” and elsewhere) and its subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov and on our website at ir.kindermorgan.com. Forward-looking statements speak only as of the date they were made, and except to the extent required by law, KMI undertakes no obligation to update any forward-looking statement because of new information, future events or other factors. Because of these risks and uncertainties, readers should not place undue reliance on these forward-looking statements.

CONTACTS
Dave Conover	Investor Relations
Media Relations	(800) 348-7320
(713) 420-6397	km ir@kindermorgan.com
newsroom@kindermorgan.com	www.kindermorgan.com